Exhibit (12)(a)

February 15, 2013

Financial Investors Trust

1290 Broadway, Suite 1100

Denver, Colorado 80203

Stonebridge Funds Trust

1290 Broadway, Suite 1100

Denver, Colorado 80203

Ladies and Gentlemen:

You have requested our opinion concerning the U.S. federal income tax consequences of transactions contemplated in the Agreement and Plan of Reorganization dated as of February 14, 2013 (the “Reorganization Agreement”) entered into by and among Financial Investors Trust, a Delaware statutory trust (the “Acquiring Trust”), on behalf of the Stonebridge Small-Cap Growth Fund (the “Acquiring Fund”), Stonebridge Funds Trust, a Delaware statutory trust (the “Selling Trust”) on behalf of the Stonebridge Small-Cap Growth Fund (the “Acquired Fund”), and Stonebridge Capital Management, Inc., a California corporation. This opinion as to certain U.S. federal income tax consequences of the Reorganization, hereinafter defined, is furnished to you pursuant to Section 8.7 of the Reorganization Agreement, and unless otherwise indicated, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

Pursuant to the Reorganization Agreement, Acquired Fund will transfer all of its assets to Acquiring Fund solely in exchange for (i) the assumption of Acquired Fund’s liabilities, and (ii) the issuance by Acquiring Fund to Acquired Fund of full and fractional shares of beneficial interest of Acquiring Fund (the “Acquiring Fund Shares”). As soon as possible thereafter, but no later than six (6) months after the Effective Time, hereinafter defined, Acquired Fund will distribute such Acquiring Fund Shares to the holders of shares of common stock of Acquired Fund (“Acquired Fund Shares”) in complete liquidation of Acquired Fund. The foregoing steps shall be referred to collectively as the “Reorganization.”

The opinions expressed herein are based solely upon current law, including the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, current positions of the Internal Revenue Service, and existing judicial decisions.

Financial Investors Trust

Stonebridge Funds Trust

February 15, 2013

In rendering this opinion, we have reviewed the Reorganization Agreement, the Registration Statement on Form N-14 filed by Acquired Fund and Acquiring Fund with the Securities and Exchange Commission on December 26, 2012, in connection with the Reorganization (the “Registration Statement”), and such other materials as we have deemed relevant. In addition, with your consent we have relied upon representations provided to us by Acquired Fund and Acquiring Fund in connection with our preparation of this opinion (collectively, the “Representation Letters”).

Our opinion is based, in part, on the assumptions that the Reorganization will occur in accordance with the terms of the Reorganization Agreement and that the facts and representations set forth in the Reorganization Agreement and the Representation Letters, are accurate as of the date hereof and will be accurate on the effective date and at the time of the Reorganization (the “Effective Time”). In addition, we have assumed that any statement and representation made in the Representation Letters “to the knowledge of” or “to the best knowledge of” any person or entity, or any similar qualifiers, is and will be true without such qualification. You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

Based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion that for U.S. federal income tax purposes:

(1) The transfer by Acquired Fund to Acquiring Fund of all or substantially all of its assets in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all of Acquired Fund’s liabilities and the subsequent liquidation of Acquired Fund pursuant to the Reorganization Agreement will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Acquiring Fund and Acquired Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

(2) Under Section 1032 of the Code, Acquiring Fund will not recognize any gain or loss upon the receipt of all of Acquired Fund’s assets solely in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all the liabilities of Acquired Fund.

(3) Under Sections 361 and 357(a) of the Code, Acquired Fund will recognize no gain or loss upon the transfer of all its assets to Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all the liabilities of Acquired Fund or upon the distribution of Acquiring Fund Shares to Acquired Fund’s shareholders solely in exchange for such shareholders’ shares of Acquired Fund in complete liquidation of Acquired Fund pursuant to the Reorganization Agreement.

(4) Under Section 354 of the Code, Acquired Fund’s shareholders will recognize no gain or loss upon the exchange, pursuant to the Reorganization Agreement, of all their Acquired Fund Shares solely for Acquiring Fund Shares.

(5) Under Sections 362(b) and 1223(2) of the Code, Acquiring Fund’s tax basis and holding period in the assets received from Acquired Fund in the Reorganization will be the same as

Financial Investors Trust

Stonebridge Funds Trust

February 15, 2013

the adjusted tax basis and will include the holding period, respectively, of such assets in the hands of Acquired Fund immediately prior to the Reorganization.

(6) Under Section 358(a)(1) of the Code, the aggregate tax basis of Acquiring Fund Shares received by each shareholder of Acquired Fund in the Reorganization will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor by such shareholder.

(7) Under Section 1223(1) of the Code, each former Acquired Fund shareholder’s holding period with respect to any Acquiring Fund Share received in the Reorganization will include the shareholder’s holding period with respect to the Acquired Fund Shares exchanged therefor, provided that such shareholder held such Acquired Fund Shares as a capital asset at the Effective Time.

(8) Acquiring Fund will take into account the items of Acquired Fund described under Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Treasury Regulations thereunder, and other applicable provisions of the Code and Treasury Regulations.

Notwithstanding anything to the contrary herein, we express no opinion (A) with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) as a result of the transfer of such asset regardless of whether such transfer would otherwise be a nonrecognition transaction, or (B) as to the effect of the Reorganization on (i) the taxable year of any Selling Fund shareholder, or (ii) the Selling Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein, is addressed to and is only for the benefit of the Acquired Fund and the Acquiring Fund, and may not be relied upon or cited by any other person or entity. Our opinion is as of the date hereof, and we do not undertake to update the opinion or otherwise notify you of changes in the facts, applicable law, or other matters that come to our attention. We do not express any opinion as to any other U.S. federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Reorganization Agreement or otherwise. Although the discussion herein is based upon our interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Financial Investors Trust

Stonebridge Funds Trust

February 15, 2013

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP

Exhibit (12)(a)

February 15, 2013

Financial Investors Trust

1290 Broadway, Suite 1100

Denver, Colorado 80203

Stonebridge Funds Trust

1290 Broadway, Suite 1100

Denver, Colorado 80203

Ladies and Gentlemen:

You have requested our opinion concerning the U.S. federal income tax consequences of transactions contemplated in the Agreement and Plan of Reorganization dated as of February 14, 2013 (the “Reorganization Agreement”) entered into by and among Financial Investors Trust, a Delaware statutory trust (the “Acquiring Trust”), on behalf of the Stonebridge Small-Cap Growth Fund (the “Acquiring Fund”), Stonebridge Funds Trust, a Delaware statutory trust (the “Selling Trust”) on behalf of the Stonebridge Institutional Small-Cap Growth Fund (the “Acquired Fund”), and Stonebridge Capital Management, Inc., a California corporation. This opinion as to certain U.S. federal income tax consequences of the Reorganization, hereinafter defined, is furnished to you pursuant to Section 8.7 of the Reorganization Agreement, and unless otherwise indicated, capitalized terms shall have the meanings given to them in the Reorganization Agreement.

Pursuant to the Reorganization Agreement, Acquired Fund will transfer all of its assets to Acquiring Fund solely in exchange for (i) the assumption of Acquired Fund’s liabilities, and (ii) the issuance by Acquiring Fund to Acquired Fund of full and fractional shares of beneficial interest of Acquiring Fund (the “Acquiring Fund Shares”). As soon as possible thereafter, but no later than six (6) months after the Effective Time, hereinafter defined, Acquired Fund will distribute such Acquiring Fund Shares to the holders of shares of common stock of Acquired Fund (“Acquired Fund Shares”) in complete liquidation of Acquired Fund. The foregoing steps shall be referred to collectively as the “Reorganization.”

Financial Investors Trust

Stonebridge Funds Trust

February 15, 2013

The opinions expressed herein are based solely upon current law, including the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, current positions of the Internal Revenue Service, and existing judicial decisions.

In rendering this opinion, we have reviewed the Reorganization Agreement, the Registration Statement on Form N-14 filed by Acquired Fund and Acquiring Fund with the Securities and Exchange Commission on December 26, 2012, in connection with the Reorganization (the “Registration Statement”), and such other materials as we have deemed relevant. In addition, with your consent we have relied upon representations provided to us by Acquired Fund and Acquiring Fund in connection with our preparation of this opinion (collectively, the “Representation Letters”).

Our opinion is based, in part, on the assumptions that the Reorganization will occur in accordance with the terms of the Reorganization Agreement and that the facts and representations set forth in the Reorganization Agreement and the Representation Letters, are accurate as of the date hereof and will be accurate on the effective date and at the time of the Reorganization (the “Effective Time”). In addition, we have assumed that any statement and representation made in the Representation Letters “to the knowledge of” or “to the best knowledge of” any person or entity, or any similar qualifiers, is and will be true without such qualification. You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the facts, representations and assumptions set forth or referred to herein.

Based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion that for U.S. federal income tax purposes:

(1) The transfer by Acquired Fund to Acquiring Fund of all or substantially all of its assets in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all of Acquired Fund’s liabilities and the subsequent liquidation of Acquired Fund pursuant to the Reorganization Agreement will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and Acquiring Fund and Acquired Fund will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

(2) Under Section 1032 of the Code, Acquiring Fund will not recognize any gain or loss upon the receipt of all of Acquired Fund’s assets solely in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all the liabilities of Acquired Fund.

(3) Under Sections 361 and 357(a) of the Code, Acquired Fund will recognize no gain or loss upon the transfer of all its assets to Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all the liabilities of Acquired Fund or upon the distribution of Acquiring Fund Shares to Acquired Fund’s shareholders solely in exchange for such shareholders’ shares of Acquired Fund in complete liquidation of Acquired Fund pursuant to the Reorganization Agreement.

Financial Investors Trust

Stonebridge Funds Trust

February 15, 2013

(4) Under Section 354 of the Code, Acquired Fund’s shareholders will recognize no gain or loss upon the exchange, pursuant to the Reorganization Agreement, of all their Acquired Fund Shares solely for Acquiring Fund Shares.

(5) Under Sections 362(b) and 1223(2) of the Code, Acquiring Fund’s tax basis and holding period in the assets received from Acquired Fund in the Reorganization will be the same as the adjusted tax basis and will include the holding period, respectively, of such assets in the hands of Acquired Fund immediately prior to the Reorganization.

(6) Under Section 358(a)(1) of the Code, the aggregate tax basis of Acquiring Fund Shares received by each shareholder of Acquired Fund in the Reorganization will be the same as the aggregate tax basis of Acquired Fund Shares exchanged therefor by such shareholder.

(7) Under Section 1223(1) of the Code, each former Acquired Fund shareholder’s holding period with respect to any Acquiring Fund Share received in the Reorganization will include the shareholder’s holding period with respect to the Acquired Fund Shares exchanged therefor, provided that such shareholder held such Acquired Fund Shares as a capital asset at the Effective Time.

(8) Acquiring Fund will take into account the items of Acquired Fund described under Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Treasury Regulations thereunder, and other applicable provisions of the Code and Treasury Regulations.

Notwithstanding anything to the contrary herein, we express no opinion (A) with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) as a result of the transfer of such asset regardless of whether such transfer would otherwise be a nonrecognition transaction, or (B) as to the effect of the Reorganization on (i) the taxable year of any Selling Fund shareholder, or (ii) the Selling Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein, is addressed to and is only for the benefit of the Acquired Fund and the Acquiring Fund, and may not be relied upon or cited by any other person or entity. Our opinion is as of the date hereof, and we do not undertake to update the opinion or otherwise notify you of changes in the facts, applicable law, or other matters that come to our attention. We do not express any opinion as to any other U.S. federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Reorganization Agreement or otherwise. Although the discussion herein is based upon our interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

Financial Investors Trust

Stonebridge Funds Trust

February 15, 2013

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP